Exhibit 99.1

International Rectifier Completes Acquisition of CHiL Semiconductor, a Leading Supplier of Digital Power Management Solutions

EL SEGUNDO, Calif.—March 7, 2011— International Rectifier Corporation (IR) (NYSE: IRF) announced today the completion of its acquisition of privately held CHiL Semiconductor Corporation (CHiL).   The Company previously announced its proposed acquisition of CHiL on February 25, 2011.  The acquisition expands IR’s technology by adding a leading digital power management platform that improves energy efficiency in a wide variety of applications, including computing systems, graphics, servers and gaming.

About International Rectifier

International Rectifier Corporation (NYSE:IRF) is a world leader in power management technology. IR’s analog, digital, and mixed signal ICs, and other advanced power management products, enable high performance computing and save energy in a wide variety of business and consumer applications.  Leading manufacturers of computers, energy efficient appliances, lighting, automobiles, satellites, aircraft, and defense systems rely on IR’s power management solutions to power their next generation products. For more information, go to www.irf.com.

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Company contact:

Investors

Chris Toth

310.252.7731

Media

Sian Cummins

310.252.7148